EXHIBIT 99.1

HSN, Inc. Reports First Quarter 2016 Results

HSNi Results for the First Quarter 2016:

  Net sales decreased 3% and Adjusted EBITDA decreased 10%
  Digital sales up 3% with sales penetration of 52%
  Adjusted EPS was $0.54 compared to $0.63 per share

ST. PETERSBURG, Fla., May 04, 2016 (GLOBE NEWSWIRE) -- HSN, Inc. (NASDAQ:HSNI) reported results for the first quarter ended March 31, 2016 for HSN, Inc. (“HSNi” or “Company”) and its two operating segments, HSN and Cornerstone.

Table 1
HSNi SUMMARY RESULTS AND KEY OPERATING METRICS (In millions, except per share and average price point amounts)

	Q1 2016	Q1 2015	Change

Net Sales	$816.8	$841.9	(3%)

Adjusted EBITDA (Non-GAAP) (a)	$65.7	$73.2	(10%)
Operating Income	$49.8	$57.0	(13%)

Net Income	$28.6	$33.7	(15%)

Adjusted EPS (Non-GAAP) (b)	$0.54	$0.63	(14%)
Diluted EPS	$0.54	$0.63	(14%)

Average price point	$59.99	$61.83	(3%)
Units shipped	15.0	15.2	(1%)
Gross profit rate	35.4%	35.7%	(30 bps)
Return rate	15.8%	16.5%	70 bps
Digital sales penetration	51.5%	48.6%	290 bps

(a) See reconciliation of Non-GAAP to GAAP measures in Table 4.
(b) There were no Non-GAAP adjustments to diluted EPS in the current or prior periods.

First Quarter 2016 Results vs First Quarter 2015 Results

  HSNi’s net sales decreased 3% to $816.8 million.  HSN’s net sales decreased 4% to $578.4 million.  Cornerstone’s net sales decreased 1% to $238.4 million.  HSNi's digital sales grew 3% with penetration increasing 290 basis points to 51.5%.

  HSNi’s Adjusted EBITDA decreased 10% to $65.7 million.  HSN's Adjusted EBITDA decreased 8% to $60.7 million.  Cornerstone's Adjusted EBITDA was $5.0 million, a decrease of $1.9 million.  HSNi's operating income decreased 13% to $49.8 million.

  Diluted EPS and Adjusted EPS were $0.54 compared to $0.63 in the prior year.

  HSNi's board of directors approved a quarterly cash dividend of $0.35 per share payable June 15, 2016 to shareholders of record as of June 1, 2016.

“Our performance in the quarter reflected the impact of the volatile retail environment combined with the repositioning of our product portfolio,” stated Mindy Grossman, CEO of HSN, Inc. “We continue to invest strategically in digital, data analytics and content while aggressively managing overall expenses in the business.  Restoring top-line growth remains our top priority as we make progress in reenergizing certain merchandising categories and brands that we believe will build momentum at HSNi as the year progresses.

“Digital-now representing over half our sales-remains a key area of strategic focus and we continue to pursue opportunities to optimize our distributed commerce platforms,” added Ms. Grossman.  “We are confident that as we accelerate our differentiated product pipeline, expand our content and reach and leverage new partnerships and platforms, we will be well positioned for long-term sustainable growth.”

Table 2
SEGMENT RESULTS
($ in millions)

	Three Months Ended
	March 31,
	2016	2015	Change
Net Sales
HSN	$578.4	$600.5	(4%)
Cornerstone	238.4	241.4	(1%)
Total HSNi	$816.8	$841.9	(3%)

Gross Profit
HSN	$199.3	$207.5	(4%)
Cornerstone	90.2	92.7	(3%)
Total HSNi	$289.5	$300.2	(4%)

Adjusted EBITDA (Non-GAAP measure)
HSN	$60.7	$66.2	(8%)
Cornerstone	5.0	7.0	(28%)
Total HSNi	$65.7	$73.2	(10%)

Operating Income
HSN	$49.6	$54.9	(10%)
Cornerstone	0.2	2.1	(91%)
Total HSNi	$49.8	$57.0	(13%)

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS

	Three Months Ended
	March 31,
	2016	2015	Change
HSN:
Average price point	$54.18	$57.30	(5%)
Units shipped (millions)	12.1	12.0	—%
Gross profit rate	34.5%	34.6%	(10 bps)
Return rate	16.8%	17.7%	90 bps
Digital sales penetration	43.8%	40.7%	310 bps
Cornerstone:
Average price point	$83.38	$78.71	6%
Units shipped (millions)	2.9	3.2	(7%)
Gross profit rate	37.8%	38.4%	(60 bps)
Return rate	13.2%	13.3%	10 bps
Digital sales penetration	70.0%	68.1%	190 bps
Catalog circulation (millions)	83.7	83.7	—%

HSN Segment Results for the First Quarter 2016

HSN’s net sales were $578.4 million, a decrease of 4% from the prior year.  Sales grew in electronics, wellness and culinary, offset by decreases in other categories.  Approximately half of the decline in net sales was attributable to the conclusion of a direct-response television marketing campaign during the current quarter.  Digital sales grew 4% with penetration increasing 310 basis points to 43.8%.  The return rate improved 90 basis points to 16.8% and average price point decreased 5% primarily due to changes in product mix.

Gross profit decreased 4% to $199.3 million.  Gross profit rate decreased 10 basis points to 34.5% primarily due to an increase in shipping promotions and changes in product mix, offset by lower procurement costs.  Operating expenses (excluding non-cash charges) decreased 2% to $138.6 million and were 24.0% as a percentage of net sales compared to 23.5% in the prior year.  The decrease in operating expenses included lower costs for direct-response television marketing.

Adjusted EBITDA decreased 8% to $60.7 million.  Operating income decreased 10% to $49.6 million.

Cornerstone Segment Results for the First Quarter 2016

Cornerstone's net sales decreased 1% to $238.4 million due to lower sales in the apparel brands which were impacted by a decrease in catalog circulation.  Digital sales grew 2% with penetration increasing 190 basis points to 70.0%.

Gross profit decreased 3% to $90.2 million. Gross profit rate decreased 60 basis points to 37.8% primarily due to increased sales promotions, partially offset by lower procurement costs.  Operating expenses (excluding non-cash charges) decreased 1% to $85.2 million and were 35.7% as a percentage of net sales compared to 35.5% in the prior year.

Adjusted EBITDA decreased $1.9 million to $5.0 million.  Operating income decreased $1.9 million to $0.2 million.

Liquidity and Capital Resources

As of March 31, 2016, HSNi had cash and cash equivalents of $46.8 million compared to $63.9 million at December 31, 2015 and $77.5 million at March 31, 2015.  Net cash provided by operating activities for the three months ended March 31, 2016 decreased $3.9 million to $32.4 million compared to $36.3 million in the prior year.

As of March 31, 2016, total debt was $623.8 million, resulting in a ratio of total debt to Adjusted EBITDA, as defined in HSNi's credit agreement, of approximately 1.8x as compared to a maximum allowable leverage ratio of 3.5x.

HSNi's board of directors approved a quarterly cash dividend of $0.35 per share payable June 15, 2016 to shareholders of record as of June 1, 2016.  During the first quarter of 2016, HSNi repurchased approximately 181,000 shares at an aggregate cost of $8.7 million, representing an average cost of $48.04 per share.  Since inception of its share repurchase program authorized in January 2015, HSNi has repurchased a total of 1.1 million shares at an aggregate cost of $67.2 million at an average cost of $59.54 per share.  As of March 31, 2016, there were 2.9 million shares remaining under the existing share repurchase authorization.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries.  Forward-looking statements are based on management’s current expectations and assumptions which may not prove to be accurate.  Forward-looking statements are not guarantees of performance or historical facts and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include but are not limited to: our ability to attract new and retain existing customers in a cost-effective manner; our exposure to intense competition and our ability to effectively compete for customers; changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; failure to attract and retain television viewers and secure a suitable programming tier of carriage and channel placement for the HSN television network programming; changes in shipping and handling costs, particularly if we are unable to offset them; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized access or disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; any material change in HSNi’s business prospects and/or strategy, including whether HSNi’s initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with litigation, audits, claims and assessments; risks associated with acquisitions including the ability to successfully integrate new businesses and achieve expected benefits and results; and the loss of any key member of our senior management team.  More information about potential factors that could affect HSNi’s business and financial results is included in our filings with the U.S. Securities and Exchange Commission.  Other unknown or unpredictable factors that could also adversely affect HSNi’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate.  All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice.  Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release.  Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements.  Historical results should not be considered as an indication of future performance.

Conference Call

Mindy Grossman, Chief Executive Officer, and Judy Schmeling, Chief Operating Officer and Chief Financial Officer, will hold a conference call on Wednesday, May 4, 2016 at 9:00 a.m., Eastern Time, to discuss these results.  Those interested in participating in the conference call should dial 877-307-0246 or 224-357-2394 at least five minutes prior to the call.  There will also be a simultaneous audio webcast available via HSNi’s website at http://www.hsni.com.

A replay of the conference call can be accessed until Wednesday, May 18, 2016 by dialing 855-859-2056 or 404-537-3406, plus the pass code 86090130 and will also be hosted on the company’s website for a limited time.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $4 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches approximately 94 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes approximately 331 million catalogs annually, operates seven separate digital sales sites and operates 14 retail and outlet stores.

GAAP FINANCIAL STATEMENTS
HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

Net sales	$816,765	$841,887
Cost of sales	527,287	541,681
Gross profit	289,478	300,206
Operating expenses:
Selling and marketing	179,161	179,206
General and administrative	49,963	52,742
Depreciation and amortization	10,525	11,249
Total operating expenses	239,649	243,197
Operating income	49,829	57,009
Interest expense, net	(4,147)	(3,297)
Income before income taxes	45,682	53,712
Income tax provision	(17,097)	(20,023)
Net income	$28,585	$33,689

Net income per share
Basic	$0.55	$0.64
Diluted	$0.54	$0.63

Shares used in computing earnings per share
Basic	52,378	52,573
Diluted	52,919	53,760

Dividends declared per common share	$0.35	$10.35

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)
	March 31,	December 31,	March 31,
	2016	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$46,785	$63,926	$77,547
Accounts receivable, net	217,878	306,575	218,651
Inventories	441,977	428,025	435,902
Prepaid expenses and other current assets	55,481	45,402	57,547
Total current assets	762,121	843,928	789,647
Property and equipment, net	206,344	211,793	194,023
Intangible assets, net	255,266	255,268	261,864
Goodwill	9,858	9,858	9,858
Other non-current assets	12,718	13,724	9,306
TOTAL ASSETS	$1,246,307	$1,334,571	$1,264,698
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$209,933	$254,704	$211,553
Current maturities of long-term debt	25,000	25,000	6,250
Accrued expenses and other current liabilities	204,897	235,042	221,596
Total current liabilities	439,830	514,746	439,399
Long-term debt, net of current maturities and unamortized deferred financing costs	592,302	608,108	660,557
Deferred income taxes	42,929	44,498	53,889
Other long-term liabilities	20,006	20,657	18,124
Total liabilities	1,095,067	1,188,009	1,171,969
Total shareholders' equity	151,240	146,562	92,729
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,246,307	$1,334,571	$1,264,698

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)
	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities attributable to operations:
Net income	$28,585	$33,689
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,525	11,249
Stock-based compensation expense	5,376	4,657
Amortization of debt issuance costs	444	831
Deferred income taxes	(1,415)	(1,925)
Bad debt expense	4,588	5,415
Excess tax benefits from stock-based awards	(23)	(3,905)
Other	178	235
Changes in current assets and liabilities:
Accounts receivable	84,109	93,717
Inventories	(13,953)	(37,197)
Prepaid expenses and other assets	(9,248)	(12,159)
Accounts payable, accrued expenses and other liabilities	(76,725)	(58,258)
Net cash provided by operating activities	32,441	36,349
Cash flows from investing activities:
Capital expenditures	(5,145)	(13,145)
Net cash used in investing activities	(5,145)	(13,145)
Cash flows from financing activities:
Borrowings under term loan	—	500,000
Repayments of term loan	(6,250)	(228,125)
Borrowings under revolving credit facility	45,000	200,000
Repayments of revolving credit facility	(55,000)	(25,000)
Payments of debt issuance costs	—	(6,584)
Repurchase of common stock	(8,671)	(6,987)
Cash dividends paid	(18,300)	(542,748)
Proceeds from issuance of common stock	586	3,816
Tax withholdings related to stock-based awards	(1,825)	(3,919)
Excess tax benefits from stock-based awards	23	3,905
Net cash used in financing activities	(44,437)	(105,642)
Net decrease in cash and cash equivalents	(17,141)	(82,438)
Cash and cash equivalents at beginning of period	63,926	159,985
Cash and cash equivalents at end of period	$46,785	$77,547

Table 4
RECONCILIATIONS OF NON-GAAP TO GAAP MEASURES

HSN, INC. RECONCILIATION OF NON-GAAP TO GAAP DETAILED SEGMENT RESULTS
(unaudited; in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2016			March 31, 2015
	HSN	Cornerstone	Total	HSN	Cornerstone	Total
Adjusted EBITDA	$60,690	$5,042	$65,732	$66,190	$6,961	$73,151
Stock-based compensation expense	(4,039)	(1,337)	(5,376)	(3,607)	(1,050)	(4,657)
Depreciation and amortization	(7,003)	(3,522)	(10,525)	(7,419)	(3,830)	(11,249)
Loss on disposition of fixed assets	(3)	1	(2)	(236)	—	(236)
Operating income	$49,645	$184	$49,829	$54,928	$2,081	$57,009
Interest expense, net			(4,147)			(3,297)
Income before income taxes			45,682			53,712
Income tax provision			(17,097)			(20,023)
Net income			$28,585			$33,689

HSN, INC.’S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) other significant items.  Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results.  Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries.  Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, gains and losses that are excluded from the company’s definition of Adjusted EBITDA.

Adjusted Net Income is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) goodwill, long-lived asset and intangible asset impairments, (2) pro forma adjustments for significant acquisitions, (3) discontinued operations and (4) other significant items.  Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results.  We believe Adjusted Net Income is useful to investors because it represents HSNi’s consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi’s consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.  Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Contacts:
Felise Glantz Kissell (Analysts/Investors)
727-872-7529
felise.kissell@hsn.net

Brad Bohnert (Media)
727-872-7515
brad.bohnert@hsn.net